THIRD AMENDMENT TO AMENDED AND RESTATED

FEE WAIVER AND EXPENSE REIMBURSEMENT AGREEMENT

This third amendment to the Amended and Restated Fee Waiver and Expense Reimbursement Agreement is made as of this 23rd day of May, 2012 by and between the AQR Funds (“Trust”), on behalf of its series listed on Appendix A hereto (each, a “Fund”), and AQR Capital Management, LLC (“AQR”).

WHEREAS, the parties hereto entered into a Fee Waiver and Expense Reimbursement Agreement dated as of December 10, 2008 (the “Agreement”) in order to reduce the investment advisory fees charged to the Funds described in the Advisory Agreement, waive other fees it is entitled to receive from the Funds and/or reimburse certain operating expenses for the Funds to keep net expenses at specified levels as set forth in Appendix A;

WHEREAS, the parties have entered into an Amended and Restated Fee Waiver and Expense Reimbursement Agreement dated as of May 18, 2011 (the “Amended and Restated Agreement”) in order to clarify certain exclusions included in Section 1 of the Agreement; and

WHEREAS, the parties hereto wish to amend Appendix A of the Amended and Restated Agreement in order to add the AQR U.S. Defensive Equity Fund, AQR International Defensive Equity Fund, AQR Emerging Defensive Equity Fund, AQR Risk-Balanced Commodities Strategy Fund and AQR Risk-Balanced Commodities Strategy LV Fund.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, Trust and AQR agree as follows:

1. AMENDMENT OF APPENDIX A. Appendix A of the Amended and Restated Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Amended and Restated Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

AQR FUNDS		AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Nicole DonVito	By:	/s/ Brendan Kalb
Name:	Nicole DonVito	Name:	Brendan Kalb
Title:	Vice President	Title:	General Counsel

APPENDIX A

(Amended as of May 23, 2012)

FUNDS AND EXPENSE CAPS

Name of Fund	Class	Expense Cap	Date
Active Funds:
AQR Global Equity Fund	N	1.20%	May 2, 2011 – April 30, 2012
		1.25%	May 1, 2012 – April 30, 2013
	I	0.90%	May 2, 2011 – April 30, 2012
		0.95%	May 1, 2012 – April 30, 2013
AQR International Equity Fund	N	1.25%	May 2, 2011 – April 30, 2012
		1.30%	May 1, 2012 – April 30, 2013
	I	0.95%	May 2, 2011 – April 30, 2012
		1.00%	May 1, 2012 – April 30, 2013
AQR Diversified Arbitrage Fund	N	1.50%	March 31, 2011 – April 30, 2013
	I	1.20%	March 31, 2011 – April 30, 2013
AQR Momentum Fund	L	0.49%	March 31, 2011 – April 30, 2013
AQR Small Cap Momentum Fund	L	0.65%	March 31, 2011 – April 30, 2013
AQR International Momentum Fund	L	0.65%	March 31, 2011 – April 30, 2013
AQR Managed Futures Strategy Fund	N	1.50%	March 31, 2011 – April 30, 2013
	I	1.25%	March 31, 2011 – April 30, 2013
AQR Risk Parity Fund	N	1.20%	June 10, 2010, 2010 – April 30, 2013
	I	0.95%	June 10, 2010, 2010 – April 30, 2013
AQR Multi-Strategy Alternative Fund	N	2.23%	July 18, 2011, 2011 – April 30, 2013
	I	1.98%	July 18, 2011 – April 30, 2013
AQR Tax-Managed Momentum Fund	L	0.54%	January 27, 2012 – April 30, 2013
AQR Tax-Managed Small Cap Momentum Fund	L	0.70%	January 27, 2012 – April 30, 2013
AQR Tax-Managed International Momentum Fund	L	0.70%	January 27, 2012 – April 30, 2013
AQR U.S. Defensive Equity Fund	N	1.00%	July [ ], 2012 – April 30, 2014
	I	0.75%	July [ ], 2012 – April 30, 2014
AQR International Defensive Equity Fund	N	1.15%	July [ ], 2012 – April 30, 2014
	I	0.90%	July [ ], 2012 – April 30, 2014

AQR Emerging Defensive Equity Fund	N	1.40%	July [ ], 2012 – April 30, 2014
	I	1.15%	July [ ], 2012 – April 30, 2014
AQR Risk-Balanced Commodities Strategy Fund	N	1.30%	July [ ], 2012 – April 30, 2014
	I	1.05%	July [ ], 2012 – April 30, 2014
AQR Risk-Balanced Commodities Strategy LV Fund	N	1.05%	July [ ], 2012 – April 30, 2014
	I	0.80%	July [ ], 2012 – April 30, 2014

Dormant Funds
AQR International Small Cap Fund	N	1.60%	March 31, 2010 – May 1, 2011
	I	1.25%	March 31, 2010 - April 30, 2010
		1.20%	May 1, 2010 – May 1, 2011
	Y	1.00%	March 31, 2010 – May 1, 2011
AQR Emerging Markets Fund	N	1.60%	March 31, 2010 - April 30, 2010
		1.75%	May 1, 2010 – May 1, 2011
	I	1.25%	March 31, 2010 - April 30, 2010
		1.45%	May 1, 2010 – May 1, 2011
	Y	1.05%	April 30, 2010
AQR Equity Plus Fund	N	1.60%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010
AQR Small Cap Core Fund	N	1.40%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010
AQR Small Cap Growth Fund	N	1.50%	March 31, 2010 - April 30, 2010
	I	1.20%	March 31, 2010 - April 30, 2010